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                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549
                         _______________________

                                FORM 8-K
             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported):  August 30, 2002


                              ELDERTRUST
            (Exact Name of Registrant as Specified in Charter)


       Maryland               001-13807                23-2932973
(State or Other            (Commission File       (IRS Employer Number)
 Jurisdiction of           Identification No.)
  Incorporation)


     101 East State Street, Suite 100
       Kennett Square, Pennsylvania                     19348
(Address of Principal Executive Offices)              (Zip Code)


  Registrant's telephone number, including area code:  (610) 925-4200

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Item 5.	Other Events.

     On August 30, 2002, ElderTrust entered into a new Bank Credit Facility with Wachovia Bank National Association. Funds provided under this agreement at closing on August 30, 2002 of approximately $3.1 million have been used to pay off ElderTrust's prior Bank Credit Facility provided by German American Credit Corp., an affiliate of Deutsche Bank, and to pay certain transaction and other costs. The more significant terms of the new Bank Credit Facility with Wachovia Bank are:

          *   18-month term;
          * recourse loan secured by all properties not otherwise secured by other loans;
          * borrowings up to $7.5 million in the aggregate upon lender approval, subject to borrowing base limits;
          *   quarterly principal payments of $500,000;
          * interest calculated at 325 basis points over LIBOR or an alternate rate of Wachovia Bank prime plus 0.5%, at borrower's election; and
          *   distributions to shareholders limited to 90% of Funds
              From Operations.

          A copy of the new Bank Credit Facility is attached as exhibit
99.1 to this Form 8-K.


Item 7.    Financial Statements, Pro Forma Financial Information and
           Exhibits.

     (a)   Financial statements of business acquired.

           Not applicable.

     (b)   Pro forma financial information.

           Not applicable.

     (c)   Exhibits.


Exhibit No.     Description
-----------     -----------

99.1 Bank Credit Facility dated August 30, 2002 by and among ElderTrust, ElderTrust Operating Limited
                Partnership and Wachovia Bank National Association


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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ELDERTRUST


Date:  September 3, 2002              By:  /s/ D. LEE MCCREARY, JR.
                                          ------------------------
                                      Name:  D. Lee McCreary, Jr.
                                      Title: President, Chief Executive
                                             Officer and Chief Financial
                                             Officer

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                              EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------

99.1 Bank Credit Facility dated August 30, 2002 by and among ElderTrust, ElderTrust Operating Limited Partnership and Wachovia Bank National Association



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